Exhibit 99.1

ACCELRYS FURTHER STRENGTHENS MANAGEMENT TEAM WITH TWO EXPERIENCED EXECUTIVES

Company Announces the Appointment of New Chief Financial Officer and Chief Marketing Officer

SAN DIEGO, CA, January 5th, 2010 – Accelrys, Inc. (NASDAQ: ACCL), a leading provider of scientific business intelligence software and services, today announced the appointment of two experienced enterprise software executives to its management team. Michael A. Piraino joins the company as Senior Vice President and Chief Financial Officer while Paul J. Burrin assumes the position of Senior Vice President and Chief Marketing Officer. Both will report to Max Carnecchia, Accelrys’ President and Chief Executive Officer.

Mr. Piraino has extensive executive experience in financial management and business operations with enterprise software and services companies. Most recently, he served as Co-founder and Chief Financial Officer of M2 Technology Partners, LLC, a private investment company focused on domestic and international acquisitions of software and services businesses. Prior to M2, he was Executive Vice President and Chief Financial Officer of Epicor Software Corporation, a leading global provider of enterprise business software solutions for midmarket-sized companies. While at Epicor, Piraino provided financial and operations leadership as its annual revenues increased from approximately $140 million in 2002 to over $400 million in 2007 and its operating profits increased significantly. He was instrumental in Epicor’s merger, acquisition, and capital markets activities, and led the negotiations, acquisition, and integration of ten companies during his tenure.

Effective immediately, Piraino succeeds Rick Russo, Senior Vice President and Chief Financial Officer, who will provide any necessary transition assistance to Mr. Piraino as he assumes his new role.

“Rick has been a valued member of the Accelrys management team since he joined the Company over three years ago,” said Max Carnecchia. “On behalf of the organization, I would like to thank Rick for his dedication and contributions to the company. We wish him the very best in his future endeavors.”

Dr. Burrin is a senior marketing and sales executive and brings to Accelrys extensive experience in all areas of marketing, as well as strategic planning, business development and field operations. Most recently, he was responsible for sales, strategy and services in the Asia Pacific region for Google. Prior to Google, he held senior global sales, marketing and product management positions with Oracle Corporation, Chordiant Software, and Hyperion Solutions (subsequently acquired by Oracle Corporation). He also has considerable international experience having lived and worked in the United States, Europe and Asia.

“We are fortunate to be adding executives of Michael and Paul’s caliber to Accelrys,” said Carnecchia. “These new appointments further strengthen our management team and provide us with a solid leadership foundation from which to grow our business by executing on our strategy of delivering solutions that meet the challenges faced by scientific research and development organizations.”

Piraino received his B.S. in Accounting from Loyola Marymount University in Los Angeles. He is a certified public accountant.

Burrin received his B.S. in Environmental Science from Kings College at the University of London and his PhD in Earth Science from the London School of Economics at the University of London.

About Accelrys, Inc.

Headquartered in San Diego, California, Accelrys develops scientific business intelligence software and solutions for the life sciences, energy, chemicals, aerospace, and consumer products industries. Customers include many Fortune 500 companies and other commercial organizations, as well as academic and government entities. Accelrys has a vast portfolio of computer-aided design modeling and simulation offerings which assist customers in conducting scientific experiments ‘in silico’ in order to reduce the duration and cost of discovering and developing new drugs and materials. Its scientific business intelligence platform underlies the company’s computer-aided design modeling and simulation offerings. The Accelrys platform can be used with both Accelrys and competitive products, as well as with customers’ proprietary predictive science products. Its flexibility, ease-of-use and advanced chemical, text, image analysis and reporting capabilities enable customers to mine, aggregate, analyze and report scientific data from disparate sources, thereby better utilizing scientific information within their organizations. For more information about Accelrys, visit http://www.accelrys.com

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Press Contact:

Maria Krinsky

Kickstart for Accelrys

(415) 509-0498

mkrinsky@kickstartconsulting.com

Investor Contact:

Charles Messman or Todd Kehrli

MKR Group, Inc.

(323) 468-2300

accl@mkr-group.com

Forward-Looking Statements

This press release contains forward-looking statements. Such statements, including statements relating to growing the Company’s business, are subject to risks and uncertainties including, but not limited to, the risk that our business will not grow due to, among other reasons, failure of our products to be successfully developed and/or achieve market acceptance, and other risks and uncertainties described in documents Accelrys has filed with the Securities and Exchange Commission, including its most recent report on Form 10-K and any subsequent interim filings. All forward-looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this document. Accelrys disclaims any intent or obligation to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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